Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

August 18, 2005

Board of Directors

Chelsea Therapeutics International, Ltd.

13950 Ballantyne Corporate Place, Suite 325

Charlotte, North Carolina 28277

Ladies and Gentlemen:

We have acted as counsel to Chelsea Therapeutics International, Ltd., a Delaware corporation (the “Company”), and successor corporation to Ivory Capital Corporation, a Colorado corporation (“Ivory”), as a result of a merger effected July 28, 2005, in connection with the Registration Statement on Form S-1 as initially filed with the Securities and Exchange Commission (the “Commission”) by Ivory on April 7, 2005 and amended by Ivory on May 13, 2005, and as amended by the Company on or about the date hereof (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the resale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 6,122,211 shares of the Company’s common stock, $0.0001 par value per share (the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2. The Shares have been duly authorized for issuance and are legally and validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP